Item 77H - 	Deutsche EAFE(r) Equity Index
Fund and Deutsche U.S. Bond
Index Fund (each, a series of
Deutsche Institutional Funds (the
"Registrant"))
Change in Control of Registrant

Below are the persons presumed to control one of Registrant's series because such person had owned more than 25% of the series based on the records of the series as of March 7, 2017.
As of April 6, 2016:
No investor beneficially owned 25% or more of Deutsche EAFE(r) Equity Index Fund or Deutsche
U. S. Bond Index Fund as of April 6, 2016.

As of March 7, 2017:

Series
Name of Person
Ownership
as % of
Series
Deutsche
EAFE(r)
Equity
Index Fund
STATE STREET
BANK & TRUST CO
CUST
FBO DEUTSCHE
MULTI-ASSET
GLOBAL
ALLOCATION FUND
CHANNEL CENTER
1 IRON STREET
BOSTON MA 02210-
1641
35.63%
Deutsche
U. S. Bond
Index Fund
MLPF&S FOR THE
SOLE BENEFIT OF
ITS CUSTOMERS
ATTN FUND ADM
(XXXXX)
4800 DEER LAKE DR
E FL 2
JACKSONVILLE FL
32246-6484
27.43%